SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 19, 2002


                         ARIZONA PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)


            Arizona                   1-4473                    86-0011170
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)           Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona          85004
         (Address of principal executive offices)               (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

ARIZONA ELECTRIC INDUSTRY RESTRUCTURING

     As previously reported, on February 8, 2002, the Chief Administrative Law Judge of the Arizona Corporation Commission (the "ACC") issued a procedural order which consolidated several ACC dockets, including:

     * the ACC docket relating to an October 2001 filing by Arizona Public Service Company (the "Company") requesting approval of a long-term purchase power agreement between the Company and Pinnacle West Capital Corporation ("Pinnacle West"), as well as a variance from a competitive bidding process required by an ACC rule; and

     * a "generic" docket requested by the ACC Chairman to "determine if changed circumstances require the [ACC] to take another look at restructuring in Arizona."

See Note 3 of Notes to Financial Statements in the Company's Report on Form 10-K for the fiscal year ended December 31, 2001 for additional information about the consolidated docket, the comprehensive 1999 Settlement Agreement approved by the ACC among the Company and various parties related to the implementation of retail electric competition in Arizona, and the retail electric competition rules adopted by the ACC.

     On April 19, 2002, the Company filed a motion in the consolidated docket addressing the following issues, among others:

     * The Company confirmed its position that whether or not the ACC approved the matters requested in its October 2001 filing, the Company would proceed with the divestiture of its generation assets this year.

     * The Company also advised the ACC that whether or not the ACC approved the matters requested in its October 2001 filing, the Company would implement a competitive bidding process later this year to the extent legally required.

     * The Company noted that Pinnacle West Energy Corporation ("Pinnacle West Energy"), the affiliate to which the Company intends to transfer the generation assets, had committed to a $1 billion investment in generating capacity to meet the Company's customer needs in reliance on the 1999 Settlement Agreement and in accordance with an ACC rule that prohibited the Company's ownership of new generation assets. The Company further noted that it had taken numerous actions in reliance on the 1999 Settlement Agreement and the ACC retail electric competition rules, including writing off $234 million of prudently incurred costs, reducing retail rates by approximately $120 million in a still-ongoing series of rate reductions, and incurring tens of millions of dollars in expenses related to the expected generation asset transfer. The Company stated that if the ACC elects to reverse course on retail electric competition or attempts to stay the transfer of the Company's generation assets, the ACC would be legally required to address just compensation to the Company and Pinnacle West Energy, which would include, at a minimum:

          - recognizing the transfer to the Company of all assets that Pinnacle West Energy constructed to meet the Company's load-serving requirements, and subsequently including such units in the Company's rate base in accordance with traditional rate-of-return regulation;

          - reversing the Company's $234 million write-off and providing for the recovery of such amounts in future rates; and

          - providing for the recovery of all costs incurred as a result of the transition to competition, including 100 percent of the costs incurred in preparation for divestiture (and not just the 2/3 of costs permitted under the Settlement Agreement approved by the ACC in 1999).

     * The Company recommended that the ACC confirm whether or not Arizona would proceed with the transition to a competitive electric market, and proposed the following procedural plan in response to issues identified by the ACC staff in a previous report:

          - Market Power and Market Monitoring: The Company recommended that the ACC monitor evolving federal regulatory developments in the wholesale power markets and respond to market power or market monitoring issues at the state level after the federal issues are more fully developed.

          - Competitive Bidding: The Company advised the ACC that it intends to issue a request for proposal for competitive bidding no later than September 1, 2002, with the amount bid dependent on the ACC's action on the October 2001 filing made by the Company.

          - Transfer of Generation Assets: Consistent with, and in reliance upon, the 1999 Settlement Agreement, the Company has been addressing the legal and regulatory requirements necessary to complete the transfer of its generation assets to Pinnacle West Energy on or before December 31, 2002. As required and authorized by the 1999 Settlement Agreement, on or about August 1, 2002, the Company intends to formally provide the ACC with a 30-day notice of the generation assets being transferred to Pinnacle West Energy.

          - Transmission Constraints and Reliability: The Company recommended that the ACC staff structure a process to address the various issues affecting transmission constraints and reliability in Arizona, and suggested that this process could begin in May 2002 as part of the ACC's 2002-2003 Biennial Transmission Assessment.

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
          - Adjustor Mechanisms: The Company recommended that it is appropriate for the ACC to consider specific standard-offer rate adjustor mechanisms in utility-specific proceedings and noted that the 1999 Settlement Agreement requires the Company to submit an adjustment clause for ACC approval that will recover electric competition-related costs specified in the 1999 Settlement Agreement.

          - Retail Direct Access and Shopping Credits: The Company recommended that the ACC staff initiate a workshop process to assess the appropriate scope of direct access and noted that the specific issues surrounding the "shopping credit" for the Company should be addressed in the general rate case that the Company is required to file by June 30, 2003 pursuant to the 1999 Settlement Agreement. A "shopping credit" is the amount that a customer does not pay to a utility distribution company if the customer obtains generation from another party.

     A copy of the Company's motion is incorporated in this Form 8-K by reference as Exhibit 99.1. The Company cannot currently predict the outcome of the October 2001 filing or the consolidated docket, including the potential for changes to the existing Arizona electric competition rules or effects to the 1999 Settlement Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  EXHIBITS.

     The Company hereby incorporates the following Exhibit pursuant to Exchange Act Rule 12b-32 and Regulation section 229.10(d) by reference to the filing set forth below:

                                                                                                           DATE
EXHIBIT NO.       DESCRIPTION                        ORIGINALLY FILED AS EXHIBIT:       FILE NO.(a)      EFFECTIVE
-----------       -----------                        ----------------------------       -----------      ---------
99.1              Motion of Arizona Public           99.11 to Pinnacle West's             1-8962           4-22-02
                  Service Company for                March 31, 2002 Form 8-K
                  Procedural Schedule, as filed      Report
                  with the Arizona Corporation
                  Commission on April 19, 2002

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(a)  Reports filed under File No. 1-8962 were filed in the Office of the
     Securities and Exchange Commission located in Washington, D.C.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ARIZONA PUBLIC SERVICE COMPANY
                                                (Registrant)



Dated: April 24, 2002                   By: Barbara M. Gomez
                                            ------------------------------------
                                                     Barbara M. Gomez
                                                     Treasurer

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